UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2013

RED MOUNTAIN RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-54444	27-1739487
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, Suite 900
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: (214) 871-0400

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02       Unregistered Sales of Equity Securities.

On October 3, 2013, Red Mountain Resources, Inc. (the “Company”) entered into a debenture purchase agreement with a holder of Senior Series 2009A Debentures (the “2009A Debentures”) and Series 2009B Debentures (the “2009B Debentures”) of O&G Leasing, LLC pursuant to which the holder agreed to sell an aggregate of $75,000 principal amount of 2009A Debentures and $1,016,000 principal amount of 2009B Debentures, plus any accrued and unpaid interest, in exchange for the issuance of 872,800 shares of the Company’s common stock.

The offer and sale of the Company’s common stock was made in reliance on the private placement exemption from the registration requirements of the Securities Act of 1933, as amended, provided by Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. The offer and sale of the Company’s common stock was conducted without general solicitation or general advertising, the purchaser represented that it was an “accredited investor” as defined in Rule 501 of Regulation D, and the purchaser represented that the common stock was acquired for its own account and not with a view to resale or distribution. The common stock issued to the purchaser also contained appropriate restricted stock legends.

Item 8.01       Other Events.

On October 3, 2013, the Company issued a press release announcing the declaration of a quarterly cash dividend payment on the Company’s 10.0% Series A Cumulative Redeemable Preferred Stock of approximately $0.42 per share. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01       Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description of Exhibit
99.1	Red Mountain Resources, Inc. Press Release, dated October 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2013	RED MOUNTAIN RESOURCES, INC.

	By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Red Mountain Resources, Inc. Press Release, dated October 3, 2013

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